SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549




                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) September 4,  2003



                  BIOZHEM COSMECEUTICALS, INC.
     (Exact name of Registrant as specified in its charter)




Texas                           1-14725                 76-0118305
(State or other jurisdiction  (Commission         (I.R.S. Employer
of incorporation or           File number)          Identification
organization)                                              Number)



11884 Tammy Way
Grass Valley, California                                     95949
(Address of principal                                (Postal Code)
executive offices)


Registrant's telephone number, including area code:
(530)  271-1911

Item 5.   Other Events and Regulation FD Disclosure.

     On September 4, 2003, Biozhem Cosmeceuticals, Inc. (the "Company") received notice of the Arbitrator's final decision in the Arbitration commenced by the Company in September 2002 against Thane International, Inc. ("Thane") regarding the parties respective rights and obligations under a certain Management Service Agreement entered into with Thane in April 2002, which granted Thane the exclusive rights to manage all aspects of the worldwide marketing, sale and distribution of the RevitalCel(TM) System, in exchange for a management fee. In such Arbitration, the Company also sought monetary damages. The Arbitrator's final decision denied the claims of both parties and concluded that neither party is entitled to recover in this matter.

     As a result of the Arbitrator's decision, the Company believes that it has no future as an operating skin care, cosmeceutical company and is currently contemplating filing a Bankruptcy Petition under Chapter 11 of the U.S. Bankruptcy Code.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              BIOZHEM COSMECEUTICALS, INC.
                              (Registrant)


Dated: September 15, 2003     By:  /s/ James Chapin
                              Name:    James Chapin
                              Title:   Chief Executive Officer